SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2004

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Item 5. Other Events.

     On December 12, 2003, Emulex Corporation completed a private offering of $450.0 million aggregate principal amount of its 0.25% Convertible Subordinated Notes due 2023. On January 8, 2004, Emulex Corporation and Credit Suisse First Boston LLC, on behalf of the initial purchasers in the offering, agreed to extend the option period for the initial purchasers to purchase an additional aggregate principal amount of up to $67.5 million of the notes from 30 days to 45 days. The extension of the option period is not to be construed as an indication of the intent of the initial purchasers to exercise their option.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: January 9, 2004	By:	/s/ PAUL FOLINO

Paul Folino, Chairman and Chief Executive Officer

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